Exhibit 1.1

EXECUTION VERSION

$600,000,000

ROSETTA RESOURCES INC.

5.875% Senior Notes due 2022

Underwriting Agreement

November 7, 2013

Wells Fargo Securities, LLC

as Representative of the

several Underwriters

listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Rosetta Resources Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $600,000,000 principal amount of its 5.875% Senior Notes due 2022 (the “Notes”). The Securities (as defined below) will be issued pursuant to a Base Indenture to be dated as of May 2, 2013 (the “Base Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of November 15, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees” and together with the Notes, the “Securities”).

The Company hereby confirms its engagement of Morgan Stanley & Co. LLC as, and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. Morgan Stanley & Co. LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The QIU will not receive any additional compensation for its services as the QIU hereunder.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-180439), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Underwriting Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to November 7, 2013, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated November 7, 2013, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of Notes by the Underwriters. (a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Underwriting Agreement, and each Underwriter, agrees, severally and not jointly, to purchase from the Company, in each case, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.5% of the principal amount thereof plus accrued interest, if any, from November 15, 2013 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Underwriting Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.

(c) The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(d) The Company and each Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and each Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any Guarantor with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, the Guarantors or any other person.

3. Payment and Delivery.

(a) Payment for and delivery of the Notes will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on November 15, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.

(c) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative (the “Recorded Road Show”). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and presents fairly, in all material respects, the information shown thereby; the statements of revenues and direct operating expenses of the certain assets in the Permian Basin acquired from Comstock Oil & Gas, LP on May 14, 2013 (the “Permian Basin Assets”), and included or incorporated by reference in the Preliminary Prospectus and the Prospectus, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference (including any liability or obligation) with its business, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except for changes in capital stock resulting from transactions under the Company’s stock incentive plan.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Notes and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Underwriting Agreement are the only direct or indirect subsidiaries of the Company. The Company does not own or control, directly or indirectly, equity securities of any entity other than its interests in such subsidiaries,

(i) Capitalization. The Company has a capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” under the column entitled “Historical.” The limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each subsidiary of the Company have been validly executed and delivered, and all capital contributions required under such limited partnership agreements or limited liability company agreements have been paid in full; and, except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus, the limited partnership interests or limited liability company interests of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, including without limitation for liens under or permitted by the Company’s Amended and Restated Senior Revolving Credit Agreement.

(j) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Underwriting Agreement, the Notes and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles regardless of whether enforcement is sought in law or equity (collectively, the “Enforceability Exceptions”).

(l) The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(n) Descriptions of Certain Documents. Each of the Notes, the Indenture and the Guarantees conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (and the Guarantees), compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (and the Guarantees), compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Notes and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party (or with respect to any of the foregoing in existence on the date hereof, to which the Company or any of its subsidiaries could reasonably be expected to become a party) or to which any property of the Company or any of its subsidiaries is the subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and the Permian Basin Assets, is an independent registered accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Company and its subsidiaries have (1) good and defensible title to oil and gas properties owned by the Company and its subsidiaries, (2) good and indefeasible title in fee simple to all other real property owned by the Company and its subsidiaries and (3) good title to all items of personal property owned by the Company and its subsidiaries, in each case that are material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except (i) those that are described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (ii) those permitted under the Amended and Restated Senior Revolving Credit Agreement, (iii) those under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (v) those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect.

(u) Title to Intellectual Property. The Company and its subsidiaries own or possess or are licensed to use adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(v) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, subject to permitted extensions; and except as otherwise disclosed in each the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except for any such revocation or modification which would not, individually or in the aggregate, have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety and the environment including without limitation those imposing liability or standards of conduct concerning any Materials of Environmental Concern (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals currently required of them under applicable Environmental Laws to conduct their respective businesses; or (iii) have not received written notice of any actual or potential liability under or noncompliance with any Environmental Laws, except in the case of (i), (ii) and (iii) as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law; and no property or facility of the Company or any of its subsidiaries is (x) listed or, to the Company’s or any subsidiary’s knowledge, proposed for listing on the National Priorities List under CERCLA or is (y) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, except in the case of clauses (x) and (y) for inclusion on any such list where the liabilities associated with such property or facility would not be material to the Company or its subsidiaries, taken as a whole. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.

(aa) Compliance With ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd) Insurance. The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as is customary in the oil and gas industry, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(gg) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) Solvency. On and immediately after the Closing Date, the Company and the Guarantors (taken together on a consolidated basis after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors is not less than the total amount required to pay the liabilities of the Company and the Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Underwriting Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and the Guarantors are engaged; and (v) the Company and the Guarantors are not defendants in any civil action that would result in a judgment that the Company and the Guarantors are or would become unable to satisfy.

(ii) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Underwriting Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ll) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or any Guarantor to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a prospectus that is not described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(qq) Engineers; Reserve Reports. The information described in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding (i) the estimated proved reserves of the Company and the Guarantors is based in part on the reports generated by Netherland Sewell & Associates Inc., as independent petroleum engineers with respect to the Company and the Guarantors (the “Company Engineers”) and (ii) the estimated proved reserves of the Permian Basin Assets is based in part on the reports generated by Lee Keeling and Associates, Inc., as independent petroleum engineers with respect to Comstock Oil & Gas, LP (the “Permian Basin Assets Engineers” and together with the Company Engineers, the “Engineers”). The information underlying the estimates of the reserves of the Company and the Guarantors supplied by the Company to the Company Engineers, for the purposes of preparing the reserve reports of the Company referenced in each of the Registration Statement, the Time of Sale Information and the Prospectus (the “Company Reserve Reports”) was true and correct in all material respects on the date of each such Reserve Report; in the course of the Company’s and the Guarantors’ due diligence with respect to the acquisition of the Permian Basin Assets, no facts came to the Company’s or the Guarantors’ attention that caused them to believe that the information underlying the estimates of the reserves of the Permian Basin Assets supplied by Comstock Oil & Gas, LP to the Permian Basin Assets Engineers, for the purposes of preparing the reserve reports of the Permian Basin Assets referenced in each of the Registration Statement, the Time of Sale Information and the Prospectus (the “Permian Basin Assets Reserve Reports” and together with the Company Reserve Reports, the “Reserve Reports”) were not true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs included in the Registration Statement, Time of Sale Information and the Prospectus were prepared in good faith and with a reasonable basis; the information provided to the Company Engineers for purposes of preparing the Reserve Reports was prepared in all material respects in accordance with customary industry practices; in the course of the Company’s and the Guarantors’ due diligence with respect to the acquisition of the Permian Basin Assets, no facts came to the Company’s or the Guarantors’ attention that caused them to believe that the information provided by Comstock Oil & Gas, LP to the Permian Basin Assets Engineers for purposes of preparing the Reserve Reports was not prepared in all material respects in accordance with customary industry practices; the Company Engineers were, as of the date of each of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Guarantors; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in or contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of the Guarantors is aware of any facts or circumstances that would result in a material decline in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the each of the Registration Statement, the Time of Sale Information and the Prospectus and as reflected in the Reserve Reports; and the estimates of such reserves and the standardized measure of such reserves as described in the each of the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Reports comply in all material respects with the Securities Act.

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

5. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantors will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Underwriting Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to the Underwriters (i) two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(j) Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) DTC. The Company will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 4(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company; and

(b) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Underwriting Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Underwriting Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Notes or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Underwriting Agreement, no event or condition of a type described in Section 4(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Underwriting Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 4(b) and 4(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Underwriting Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (iv) that, to the knowledge of such officers, the statements of the Company and its officers made in any certificates delivered pursuant to this Underwriting Agreement are true and correct on and as of the Closing Date.

(f) Comfort Letters. On the date of this Underwriting Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries and the Permian Basin Assets contained in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Reserve Engineer Letters. The Representative shall have received letters, dated the Closing Date and addressed to the Underwriters, from the Company Engineers and the Permian Basin Assets Engineers, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(h) Opinion of Counsel for the Company. The Representative shall have received the written opinion, dated the Closing Date and addressed to the Underwriters, from each of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) Indenture and Notes. The Representative shall have received (i) a counterpart of the Indenture that shall have been executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee and (ii) a counterpart of the Notes that shall have been executed and delivered by a duly authorized officer of the Company and the Trustee.

(m) DTC. The Notes shall be eligible for clearance and settlement through DTC.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the information contained in the third sentence of the fourth paragraph and the first sentence of the seventh paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to paragraph (a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wells Fargo Securities, LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, as provided in this Underwriting Agreement, or the fee to be received by Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) Indemnification of the QIU. Without limitation and in addition to its obligation under the other sub-sections of this Section 8, the Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse the QIU for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Underwriting Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Global Select Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Underwriting Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Underwriting Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Underwriting Agreement, the term “Underwriter” includes, for all purposes of this Underwriting Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Underwriting Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Underwriting Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Notes for book-entry transfer by DTC; (ix) the fees and expenses of the QIU; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided that notwithstanding clause (x) above, the Underwriters shall pay 10% of the lease expenses associated with any airplane which is used in connection with such “road show” presentations.

(b) If (i) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Notes for any reason permitted under this Underwriting Agreement (other than by termination of this Underwriting Agreement pursuant to Section 9(i), 9(iii) or 9(iv)), the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 8 hereof and the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act. Nothing in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors, the Underwriters and the QIU contained in this Underwriting Agreement or made by or on behalf of the Company, the Guarantors, the Underwriters or the QIU pursuant to this Underwriting Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Underwriting Agreement or any investigation made by or on behalf of the Company, the Guarantors, the Underwriters or the QIU.

14. Certain Defined Terms. For purposes of this Underwriting Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Wells Fargo Securities, LLC, 301 South College Street, 6th Floor, Charlotte, North Carolina 28288-0613, Attention: Transaction Management Department. Notices to the Company and the Guarantors shall be given to them at 717 Texas, Suite 2800, Houston, Texas 77002 (fax: (713) 481-8561); Attention: Chief Financial Officer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Underwriting Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Underwriting Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

[Signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Underwriting Agreement by signing in the space provided below.

Very truly yours,

ROSETTA RESOURCES INC.

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

ROSETTA RESOURCES OFFSHORE, LLC,

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

ROSETTA RESOURCES HOLDINGS, LLC,

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

ROSETTA RESOURCES OPERATING GP, LLC

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

ROSETTA RESOURCES OPERATING LP,

By:	Rosetta Resources Operating GP, LLC, its general partner

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

ROSETTA RESOURCES MICHIGAN LIMITED PARTNERSHIP,

By:	Rosetta Resources Operating LP, its general partner

By:	Rosetta Resources Operating GP, LLC, its general partner

By:	/s/ John E. Hagale
Name: John E. Hagale Title: Executive Vice President and Chief Financial Officer

Accepted: November 7, 2013

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Kevin J. Scotto
Name: Kevin J. Scotto Title: Director

Schedule 1

Underwriter	Principal Amount
Wells Fargo Securities, LLC	$174,000,000.00
Citigroup Global Markets Inc.	85,000,000.00
J.P. Morgan Securities LLC	85,000,000.00
Morgan Stanley & Co. LLC	85,000,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	39,000,000.00
Credit Suisse Securities (USA) LLC	39,000,000.00
Mitsubishi UFJ Securities (USA), Inc.	39,000,000.00
BMO Capital Markets Corp.	27,000,000.00
RBC Capital Markets, LLC	27,000,000.00

Total	$600,000,000

Schedule 1-1

Schedule 2

Guarantors

Name of Subsidiary	Jurisdiction of Organization

ROSETTA RESOURCES OFFSHORE, LLC	Delaware

ROSETTA RESOURCES HOLDINGS, LLC	Delaware

ROSETTA RESOURCES OPERATING LP	Delaware

ROSETTA RESOURCES MICHIGAN LIMITED PARTNERSHIP	Delaware

ROSETTA RESOURCES OPERATING GP, LLC	Delaware

Schedule 2-1

ANNEX A

Additional Time of Sale Information

1. The Issuer Free Writing Prospectus, dated November 7, 2013.

2. Pricing Term Sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex A-1

ANNEX B

Pricing Term Sheet

ROSETTA RESOURCES INC.

$600,000,000 5.875% Senior Notes due 2022

(the “Notes Offering”)

The information in this pricing term sheet supplements the information in (i) the preliminary prospectus supplement dated November 7, 2013 relating to the Notes Offering, including the documents incorporated by reference therein (the “Prospectus Supplement”) and (ii) the related base prospectus dated March 29, 2012.

Other information presented in the Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein. Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus Supplement.

Issuer:	Rosetta Resources Inc.

Security:	5.875% Senior Notes due 2022

Offering Size:	$600,000,000 aggregate principal amount

Net Proceeds to Issuer (before expenses):	$591,000,000

Distribution:	SEC Registered

Final Maturity Date:	June 1, 2022

Issue Price:	100.000% plus accrued interest, if any, from November 15, 2013

Coupon:	5.875%

Interest Payment Dates:	June 1 and December 1

Record Dates:	May 15 and November 15

First Interest Payment Date:	June 1, 2014

Optional Redemption:

Until December 1, 2017, in whole or in part, at a price equal to 100% of the principal amount thereof, plus the “Applicable Premium” as described in the Prospectus Supplement, plus accrued and unpaid interest to the date of redemption.

From and after December 1, 2017, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to the date of redemption, on December 1 of the years set forth below:

	Date	Price
	2017	102.938%
	2018	101.469%
	2019 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	In addition, prior to December 1, 2016, up to 35% at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Annex B-1

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest to the date of purchase.

CUSIP/ISIN Numbers:	CUSIP: 777779 AE9 ISIN: US777779AE97

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	BMO Capital Markets Corp. RBC Capital Markets, LLC

Trade Date:	November 7, 2013

Expected Settlement Date:

November 15, 2013 (T+5)

We expect that the delivery of the notes will be made against payment therefor on or about November 15, 2013, which is the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or during the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade in order to prevent failed settlement and should consult their own advisors.

Additional Changes to the Preliminary Prospectus Supplement

The aggregate principal amount of notes to be issued in the offering increased from $450.0 million to $600.0 million. The net proceeds received from the increased amount of $150.0 million will be used to increase the amount of cash to the balance sheet to be used for general corporate purposes as set forth under “Use of Proceeds” in the Prospectus Supplement.

Use of Proceeds

We will receive net proceeds from this offering of approximately $590.3 million, after deducting the underwriting discount and estimated offering expenses.

Capitalization

The “As Adjusted” column is amended to show (in thousands), Cash and cash equivalents of $379,206, Total long-term debt of $1,500,000 and Total capitalization of $2,815,610.

This information does not purport to be a complete description of the notes or the Notes Offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Annex B-2

Rosetta Resources Inc. has filed a registration statement (including a prospectus and preliminary prospectus supplements) with the SEC for the Notes Offering. Before you invest, you should read the prospectus (including the preliminary prospectus supplements) in that registration statement and other documents Rosetta Resources Inc. has filed with the SEC for more complete information about Rosetta Resources Inc. and these offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the Prospectus Supplement may be obtained from your sales representative at: Wells Fargo Securities at the following number: (800) 326-5897 or by e-mailing a request to: cmclientsupport@wellsfargo.com; Citigroup, c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, New York 11717, or by calling (800) 831-9146 or by emailing a request to: BATProspectusdept@citi.com; J.P. Morgan at 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: Syndicate Desk, or by calling (800) 245-8812; or Morgan Stanley at 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department, or by calling (866) 718-1649 or by emailing prospectus@morganstanley.com.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Annex B-3

ANNEX C

[Form of Opinion of Latham & Watkins LLP]

FORM OF LEGAL OPINION

1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. Each LLC Guarantor is a limited liability company under the DLLCA with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each LLC Guarantor is validly existing and in good standing under the laws of the State of Delaware.

3. Each LP Guarantor is a limited partnership under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each LP Guarantor is validly existing and in good standing under the laws of the State of Delaware.

4. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of the Company and the Guarantors, and the Underwriting Agreement has been duly executed and delivered by the Company and the Guarantors.

5. The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6. The Indenture has been duly authorized by all necessary limited liability company and limited partnership action, as applicable, of each Guarantor, and has been duly executed and delivered by each Guarantor. The Indenture, including the Guarantee contained therein, is the legally valid and binding agreement of each Guarantors, enforceable against each of them in accordance with its terms assuming the receipt of the agreed consideration by the Guarantors.

Annex C-1

7. The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

9. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Notes by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i) violate the Governing Documents; or

(ii) result in the breach of or a default under any of the Specified Agreements; or

(iii) violate any federal or New York or statute, rule or regulation applicable to the Company or the Guarantors or the DGCL, DLLCA or DRULPA; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York or Texas statute, rule or regulation applicable to the Company or the Guarantors or the DGCL, DLLCA or DRULPA that have not been obtained or made.

10. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [•], 2013, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

11. The Registration Statement at [•], 2013, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to the Trustee’s Form T-1 under the Trust Indenture Act of 1939, as amended, Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus are correct and complete.

Annex C-2

12. The statements in the Time of Sale Information and the Prospectus under the caption “Description of notes,” insofar as they purport to describe or summarize certain provisions of the Notes, the Guarantees, or the Indenture are accurate summaries or descriptions in all material respects, and under the caption “Description of other indebtedness,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects.

13. None of the Company or any Guarantor is, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Time of Sale Information and the Prospectus under the caption “Use of proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Annex C-3

FORM OF NEGATIVE ASSURANCE LETTER

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on March 29, 2012, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of [•], 2013 (together with the Incorporated Documents at that date and the Specified IFWP), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at that those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the Trustee’s Form T-1, financial statements, schedules, or other financial data, oil and gas reserve data or reports included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

Annex C-4